UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 8.01	Other Events

As previously reported in a Current Report on Form 8-K filed on April 26, 2023, the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) adopted and approved amended and restated bylaws (the “A&R Bylaws”).  The Board adopted and approved the A&R Bylaws, among other things, to give the Company’s stockholders power to amend, repeal and adopt new bylaws, without the approval of the Board.  The Company has committed to propose an amendment to Section 6.7 of the Company’s Articles of Amendment and Restatement for approval by stockholders at the 2024 annual meeting of stockholders (the “Charter Amendment”).  The Charter Amendment, if approved by stockholders at the 2024 annual meeting, will remove from the Company’s charter the Board’s exclusive power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

May 25, 2023	By:	/s/ Michael Hutchby
Michael Hutchby
Chief Financial Officer, Treasurer and Secretary